UNITED STATES
	SECURITIES AND EXCHANGE COMMISSION



	Washington, D.C. 20549
	________________________________________



	FORM 8-K



CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) December 18, 1998


THE MONTANA POWER COMPANY
(Exact name of registrant as specified in its charter)



		Montana		1-4566		      81-0170530
(State or other jurisdiction	(Commission		    (IRS Employer
	of incorporation)	 File Number)		 Identification No.)



40 East Broadway, Butte, Montana 59701
(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code (406) 723-5421

Exhibit Index is found on page 3.

ITEM 7.  Exhibits.

99	Press Release - "Montana Power and Houston Industries Settle Coal
Contract Dispute"





SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


			THE MONTANA POWER COMPANY
		(Registrant)


		By 	/s/ J. P. Pederson
		J. P. Pederson
		Vice President and Chief
Financial and Information Officer


Dated:  December 30, 1998

      	Exhibit Index

Exhibit	Page

99	Montana Power and Houston Industries Settle Coal Contract
Dispute	4

      		EXHIBIT 99

NEWS Montana Power
40 East Broadway, Butte, MT 59701	Contacts: Linda McGillen  406/496-5211
	Cort Freeman  406/497-2368

								    http://www.mtpower.com
December 18, 1998
MONTANA POWER AND HOUSTON INDUSTRIES SETTLE COAL CONTRACT DISPUTE
	BUTTE -- The Montana Power Co. (NYSE:MTP) announced today resolution of a long-standing dispute with Houston Industries Inc. over the price of lignite and other matters regarding the Jewett, Texas mine operated by Northwestern
Resources Co.

The Jewett Mine's lignite fuels Houston Industries Wholesale Energy
Group's twin 820-megawatt Limestone Electric Generating Station. Northwestern Resources Co. (NWR) is a wholly owned coal-mining subsidiary of Montana Power, based in Butte. The Wholesale Energy Group is responsible for operation of all Houston Industries' electric generation facilities.

	Paul Gatzemeier, vice president of Montana Power's Coal Operations, said the settlement provides stable earnings for NWR, creates a shared purpose with Houston Industries to make sure the Limestone station remains a low-cost producer of electricity, and allows for a Texas resource to continue to fuel a Texas generating station.

"We're pleased to have this litigation behind us because our history has been one of cooperation at many levels with Houston Industries," Gatzemeier said. "We believe that by working together, the Limestone station can compete very effectively in a rapidly emerging, more competitive electric industry," he added.

The dispute between the two companies revolved around the price of lignite and whether other fuels could be substituted for lignite. The Houston-based energy firm had claimed that NWR was earning an unreasonable profit on the sale of lignite and that changed circumstances had triggered a gross inequity clause in the lignite supply agreement (LSA) requiring the parties to renegotiate new, lower fees. Houston Industries also claimed it was entitled under the LSA to purchase fuels for the Limestone plant other than lignite, and if lignite were discontinued, there was no obligation to pay any fees to NWR.

Northwestern Resources claimed that Houston Industries had an obligation to purchase all fuel requirements for the Limestone station from NWR and was entitled to a declaration to that effect. The Jewett Mine is adjacent to the Limestone plants, making it a mine mouth fuel source.

A year ago a Harris County (Texas) District Court jury denied Houston Industries' claims regarding changed circumstances and NWR's alleged obligations to negotiate reduced fees. As a result, current pricing under the terms of the agreement remained unchanged. Houston Industries appealed this verdict.

Before the lengthy jury trial began on October 20, 1997, the presiding judge concluded that, as a matter of law, Houston Industries had the right to purchase fuel other than lignite for the Limestone plant without obligation to Northwestern Resources. NWR appealed this summary judgment.

With this announced agreement, the results of the trial and the judge's ruling stand.

Dick Cromer, executive vice president and chief operating officer of Montana Power's Energy Supply Division, said that nothing really changes with the LSA for the next several years. "Thereafter, Jewett Mine lignite will be priced in the competitive marketplace. While we can't predict future markets, we are confident we can compete successfully in this environment," he said.

According to Cromer, if the market value of fuel stays flat when the agreement is fully implemented after four years, then the competitive-pricing structure could result in a reduction of Northwestern's pretax net income by some 27 percent, or $7 million annually, going from $26 million to $19 million.

NWR can mitigate for this through efficiency measures, the cost-savings of which will flow to NWR. The settlement agreement also has mechanisms to limit financial exposure for both parties. For competitive reasons, the exact terms of the settlement remain confidential.

Forward-Looking Information is Subject to Risk and Uncertainty
This release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements should be read with the cautionary statements and important factors included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997 at Item 7, "Management's Discussion and Analysis of Financial Conditions and Results of Operations - Safe Harbor for Forward-Looking Statements." Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words "expects", "believes," "anticipates" and similar expressions.